SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 12, 2004

Piedmont Natural Gas Company, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1915 Rexford Road, Charlotte, North Carolina	28211

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code       (704) 364-3120

(Former Name or Former Address, if Changed Since Last Report.)

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Item 5. Other Events and Regulation FD Disclosure

On January 12, 2004, Piedmont Natural Gas Company issued a Press Release to report that it intends to issue 4.25 million new shares of common stock in a public offering. In addition, Piedmont granted underwriters a 30-day option to purchase up to an additional 637,500 shares to cover any over-allotments. The offering will be made under an existing shelf registration statement, and is expected to be priced during the week of January 19, 2004. A copy of the Press Release is attached as an exhibit to this Form 8-K.

Item 7. Financial Statements and Exhibits

(c)  Exhibits.

99.1 Press Release dated January 12, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc. (Registrant)

	By	/s/ Barry L. Guy
Barry L. Guy
Vice President and Controller
(Principal Accounting Officer)
Date January 12, 2004

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